UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2006

ARTHROCARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-027422	94-3180312
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 Congress Avenue, Suite 510

Austin, Texas 78701

(Address of principal executive offices, including zip code)

(512) 391-3900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 21, 2006, the Board of Directors (the “Board”) of ArthroCare Corporation (the “Company”) approved the following actions with regard to the compensation of executive officers and directors of the Company:

Restricted Stock Grants and Option Grants

The Company’s Board approved grants of restricted stock and options to purchase shares of the Company’s common stock to the following Section 16 Officers of the Company pursuant to the Company’s Amended and Restated 2003 Incentive Stock Plan:

Name	Stock Appreciation Rights	Options to Purchase Common Stock	Restricted Stock
Michael A. Baker	28,000	2,000	18,750	(1)
Richard Christensen	18,000	2,000	5,000
Jack Giroux	18,000	2,000	2,500
John T. Raffle	13,000	2,000	5,000
Fernando V. Sanchez	18,000	2,000	5,000
John Tighe	18,000	2,000	5,000

(1)	Of this total, 3,750 shares vest over three years.

The options granted to each of the named executive officers have an exercise price equal to the closing price of the Company’s common stock on the date prior to grant, have a term of seven years from the date of grant and vest in equal monthly installments over a period of four years, beginning February 21, 2006. The restricted shares issued to each of the executive officers are subject to a Company right of repurchase which lapses in equal annual installments over five years, except as noted above. The stock appreciation rights granted to each of the executive officers have a term of seven years from the date of grant and vest in equal quarterly installments over a period of four years beginning February 21, 2006.

Executive Officer Bonus Plan

The Board adopted the 2006 Bonus Plan, a copy of which is attached hereto as Exhibit 10.54, which has the above Section 16 Officers as participants. Under the plan, all Section 16 Officers, except the Chief Executive Officer, are eligible to receive a cash bonus equal to up to 60% of their base salary, subject to certain bonus multipliers. The Chief Executive Officer is eligible to receive a bonus equal to up to 70% of his base salary under the plan, subject to certain bonus multipliers. The actual bonus awarded under the plan generally depends on the level of achievement attained by the Company as it relates to the Company’s total net revenues and EBIT-DAC goals, as set forth in the Company’s operating budget for the applicable period, and as approved by the Company’s Board. The foregoing summary of the cash bonus plan is qualified in its entirety by reference to the bonus plan attached hereto as Exhibit 10.54.

The Board also adopted a cash bonus plan pursuant to which each of its eligible employees may receive a cash bonus equal to up to a percentage of their base salary, subject to certain bonus multipliers. The total bonus potential for any employee under the employee cash bonus plans may be increased or decreased at the sole discretion of the Company’s management. Similar to the executive officer bonus plans, the actual bonus awarded under the employee bonus plans generally depends on the level of achievement attained by the Company as it relates to the Company’s total net revenue and EBIT-DAC goals, as set forth in the Company’s operating budget for the applicable period, as approved by the Company’s Board.

Director Compensation Plan

The Board adopted the 2006 Director Compensation Plan, a copy of which is attached hereto as Exhibit 10.55, and of which all members of the Company’s Board, except the Chief Executive Officer, are participants. Under the plan, which is effective beginning April 1, 2006, members of the Board receive annual retainers of $15,000 and additional retainers for committee memberships, as outlined in the plan. The plan also outlines initial and annual equity compensation for Board members and sets guidelines for stock ownership. The foregoing summary of the Director Compensation Plan is qualified in its entirety by reference to the plan attached hereto as Exhibit 10.55.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

10.54	2006 Executive Officer Bonus Plan

10.55	2006 Director Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTHROCARE CORPORATION

Date: February 24, 2006	By:	/S/MICHAEL A. BAKER
Michael A. Baker President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.54	2006 Executive Officer Bonus Plan

10.55	2006 Director Compensation Plan